Exhibit 99.01

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the NetScreen Technologies, Inc. Quarterly Report on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert D. Thomas, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge based upon a review of the Report, that the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NetScreen Technologies, Inc. for the quarterly period covered by the Report.

By:	/s/ ROBERT D. THOMAS
Robert D. Thomas President and Chief Executive Officer, NetScreen Technologies, Inc.

In connection with the NetScreen Technologies, Inc. Quarterly Report on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Remo E. Canessa, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge based upon a review of the Report, that the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NetScreen Technologies, Inc. for the quarterly period covered by the Report.

By:	/s/ REMO E. CANESSA
Remo E. Canessa Chief Financial Officer, NetScreen Technologies, Inc.